EXHIBIT 12.1



                            STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
                                             FIXED CHARGES

------------------------------------------------------------------------------------------------------
IN $(000'S)
                                     9 months
                                       Ended        FYE         FYE        FYE       FYE        FYE
         Description                 July 2000    10/31/99    10/31/98   10/31/97  10/31/96   10/31/95
------------------------------------------------------------------------------------------------------
EARNINGS:

Pre-tax operating income               (4,267)     (2,247)     (1,045)       69        514      438
Fixed Charges                             106         169         269       409        503      508
Amortization of capitalized interest       10          13          23        34         46       43
Capitalized Interest                      --          --          --        (55)       --       (49)
                                       ------      ------      ------      ----      -----     ----

Total Earnings                         (4,151)     (2,065)       (753)      457      1,063      940
                                       ------      ------      ------      ----      -----     ----
Fixed Charges                             106         169         269       409        503      508

Ratio of earnings to fixed charges        n/a         n/a         n/a       1.1        2.1      1.9

Coverage deficiency                       106         169         269       --         --       --

FIXED CHARGES:

Interest expense                          106         169         269       354        503      459
Capitalized interest                      --          --          --         55        --        49

                                       ------      ------      ------      ----      -----     ----
Total fixed charges                       106         169         269       409        503      508
                                       ------      ------      ------      ----      -----     ----






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